UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 18, 2013
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On September 18, 2013, Marc A. Levine resigned as Senior Vice President, Controller and Principal Accounting Officer of Hewlett-Packard Company (“HP”) effective November 1, 2013.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At HP’s 2013 Annual Meeting of Stockholders, HP stockholders approved “proxy access” amendments to HP’s Bylaws to permit certain stockholders or groups of stockholders to include stockholder-nominated director candidates in HP’s proxy materials.  In its definitive proxy statement on Schedule 14A filed in advance of that meeting, HP reported that the HP Board of Directors (the “Board”) intended to adopt additional amendments to HP’s Bylaws if the proxy access amendments were approved by HP stockholders.  On September 18, 2013, the Board approved the amendments to HP’s Bylaws summarized below, effective immediately.

● An amendment to Section 2.2(f) of Article II to establish a requirement that each stockholder nominating a director candidate outside of the proxy access process make representations that the nominee (i) is not and will not become a party to any agreement with, and has not given any commitment or assurance to, any other person or entity as to how the nominee, if elected as a director of HP, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement with any other person or entity with respect to compensation, reimbursement or indemnification in connection with serving as a director, and (iii) will comply with all HP policies and guidelines applicable to directors. Previously, HP’s Bylaws only required that these representations be made with respect to candidates nominated as part of the proxy access process.

● Amendments to Section 2.3(b) of Article II to conform the definition of “ownership” to be used in connection with stockholder requests that the Board call a special meeting of stockholders with the definition of ownership adopted by HP stockholders as part of the proxy access amendments. Previously, HP’s Bylaws did not specify a definition of ownership to be used in connection with such requests.

● Amendments to Section 3.3 of Article III to require that, to be qualified to serve as a director of HP and to be eligible to be a nominee for election or reelection as a director of HP, a person (i) must not have been an officer or director of a company that is a competitor of HP within the preceding three years; (ii) must not be serving as a director at more than four other public companies; and (iii) must not be a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or have been convicted in any such a criminal proceeding within the previous ten years. Previously, HP’s Bylaws did not contain any such director qualification standards.

The foregoing summary does not purport to be a complete description of the amendments to HP’s Bylaws.  It is qualified in its entirety by reference to the complete Amended and Restated Bylaws of HP reflecting these amendments, which are filed with this report as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 24, 2013	By:	/s/ Rishi Varma
	Name:	Rishi Varma
	Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Hewlett-Packard Company (filed herewith).